FOR IMMEDIATE RELEASE
FEBRUARY 22, 2000

          SAUER INC. ANNOUNCES FOURTH QUARTER SALES AND EARNINGS

AMES, IOWA, USA, FEBRUARY 22, 2000--SAUER INC. (NYSE: SHS), today announced a fourth quarter 1999 net loss of $1.4 million, or $0.05 per share, compared with net income for the fourth quarter 1998 of $3.2 million, or $0.11 per share. Net sales for the quarter were $118.3 million, down 7.0 percent from 1998 net sales of $127.2 million. These results are in line with the Company's earnings forecast issued on December 15, 1999.

Fourth quarter 1999 sales for the specialty vehicle market were up 10.1 percent and construction was up 1.1 percent. Road building, turf care and agricultural market sales were down 14.6 percent, 10.1 percent and 8.1 percent compared to fourth quarter 1998, respectively.

Total backlog at the end of the fourth quarter 1999 was $252.4 million, down 3.6 percent from last year's level of $261.7 million. Orders received for the fourth quarter were $142.8 million, an increase of 9.6 percent over the same period last year.

TWELVE MONTH REVIEW

Net income for full year 1999 was $18.1 million, or $0.67 per share, compared with $26.3 million, or $1.01 per share for 1998. Net sales for 1999 were $534.4 million, down 5.3 percent from 1998 net sales of $564.5 million. Orders received for full year 1999 were $524.8 million, a decrease of 4.3 percent over the same period last year. Cash flow from operations increased 23% to $77.8 million from levels in 1998.

SEGMENT RESULTS

North American fourth quarter 1999 net sales were $84.0 million, a decrease of
4.1 percent from 1998 net sales of $87.6 million. Net earnings for North America for the fourth quarter 1999 was a loss of $1.1 million compared with income of $4.0 million for 1998. Net sales for the twelve months 1999 for North America were $377.9 million, or 3.8% below 1998 net sales of $392.9 million, with net income for 1999 of $17.0 million compared to $25.3 million for 1998. Total backlog at the end of the fourth quarter 1999 was $172.4 million, down 3.1 percent from last year's level of $178.0 million. Orders received for the fourth quarter were $97.5 million, an increase of 13.5 percent over the same period last year.

European fourth quarter 1999 net sales were $48.0 million, or 9.3 percent below 1998 net sales of $52.9 million. Net earnings for Europe for the fourth quarter 1999 was a loss of $0.4 million compared with a loss of $0.6 million for 1998. Net sales for the twelve months 1999 for Europe were $218.0 million, or 9.2% below 1998 net sales of $240.0 million, with net income for 1999 of $2.5 million compared with $5.7 million for 1998. Total backlog at the end of the fourth quarter 1999 was $77.8 million, down 5.8 percent from last year's level of $82.6 million. Orders received for the fourth quarter were $43.7 million, level with the same period last year.

East Asian fourth quarter 1999 net sales were $3.1 million, a decrease of 27.0 percent over 1998.

REVIEW OF QUARTERLY RESULTS AND OUTLOOK

Klaus H. Murmann, Chairman and Chief Executive Officer, commented, "Over half of the $0.16 drop in earnings per share compared to fourth quarter 1998 is accounted for by the decline in sales. Our road building, turf care and agricultural markets were all down in the fourth quarter, as they were in the third quarter. In addition, as previously

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reported, we were hit by setting up a reserve for a patent claim and from costs relating to our transaction with Danfoss Fluid Power A/S.

"I am particularly pleased with our cash flow for 1999, with cash flow from operations of $77.8 million being 23 percent above last year, despite our drop in earnings. This was primarily driven by our good performance in reducing inventories. Our announced acquisition of NOB in Sweden is also a highlight for the quarter. This acquisition helps build our electronics and electrohydraulics expertise in Europe in this important product area.

"As we look to 2000 we are optimistic that our turf care and agricultural markets will show some improvement. The lower year over year decline in backlogs for the fourth quarter compared to previous quarters and the increase in incoming orders for the quarter are both encouraging signs.

"The recently announced merger with Danfoss Fluid Power is proceeding on schedule. We already have many activities under way to ensure that we can quickly realize the benefits upon closing of the transaction," concluded Murmann.

Sauer is a worldwide leader in the design, manufacture and sale of engineered hydraulic systems and components for use primarily in applications of off-highway mobile equipment. Sauer has manufacturing and engineering capabilities in Europe, the United States and China, and has headquarters in both Neumunster, Germany and Ames, Iowa. Sauer's common stock is listed on the New York Stock Exchange under the symbol SHS and on the Frankfurt Exchange under the symbol SAR.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PROVIDE A MORE DETAILED DESCRIPTION OF THESE RISKS AND UNCERTAINTIES.

   FOR FURTHER INFORMATION PLEASE CONTACT:

   KENNETH D. MCCUSKEY
   Treasurer and Secretary
   Sauer Inc.
   Ames, Iowa, USA
   (515) 239-6364

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME


                                                                 Thirteen Weeks Ended                     Fiscal Year Ended
Unaudited                                                   DECEMBER 31,       December 31,       DECEMBER 31,      December 31,
(Dollars in thousands except share and per share data)         1999               1998               1999              1998
--------------------------------------------------------------------------------------------------------------------------------
NET SALES                                                $    118,253      $    127,246       $   534,382      $   564,524
Cost of sales                                                  96,254            99,626           408,450          428,311
--------------------------------------------------------------------------------------------------------------------------------
Gross profit                                                   21,999            27,620           125,932          136,213
Selling                                                         5,919             6,013            24,727           24,942
Research and development                                        6,162             5,555            23,311           22,089
Administrative                                                  9,829             8,031            33,655           29,571
--------------------------------------------------------------------------------------------------------------------------------
Total operating expenses                                       21,910            19,599            81,693           76,602
--------------------------------------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                             89             8,021            44,239           59,611
Nonoperating income (expenses):
   Interest expense, net                                       (2,164)           (2,302)           (8,566)          (8,814)
   Royalty income                                                 429               382               976              986
   Minority interest                                              175            (1,396)           (6,526)          (9,494)
   Other, net                                                    (414)             (117)           (1,064)            (576)
--------------------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                              (1,885)            4,588            29,059           41,713
Income taxes                                                      510            (1,390)          (10,939)         (15,379)
================================================================================================================================
NET INCOME (LOSS)                                        $     (1,375)     $      3,198       $    18,120      $    26,334
--------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) PER SHARE:
Basic and diluted net income (loss) per common share     $      (0.05)     $       0.11       $      0.67      $      1.01
================================================================================================================================
Basic weighted average shares outstanding                  27,223,820        27,225,000        27,225,036       26,148,288
Diluted weighted average shares outstanding                27,252,798        27,225,000        27,240,193       26,150,302
Cash dividends per common share                          $       0.07      $       0.07       $      0.28      $      0.29
--------------------------------------------------------------------------------------------------------------------------------

BUSINESS SEGMENT INFORMATION BY GEOGRAPHIC AREA

                                                                 Thirteen Weeks Ended                     Fiscal Year Ended
Unaudited                                                   DECEMBER 31,       December 31,       DECEMBER 31,      December 31,
(Dollars in thousands)                                         1999               1998               1999              1998
--------------------------------------------------------------------------------------------------------------------------------
NET SALES, including intersegment sales
   North America                                         $     83,978      $     87,553       $   377,888      $   392,896
   Europe                                                      48,016            52,844           217,961          239,987
   Other                                                        1,310               982             6,116            2,577
   Intersegment sales                                         (15,051)          (14,133)          (67,583)         (70,936)
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                    $    118,253      $    127,246       $   534,382      $   564,524
================================================================================================================================
NET INCOME (LOSS)
   North America                                         $     (1,055)     $      3,977       $    17,021      $    25,346
   Europe                                                        (368)             (554)            2,463            5,688
   Other                                                           48              (225)           (1,364)          (4,700)
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                    $     (1,375)     $      3,198       $    18,120      $    26,334
================================================================================================================================

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CONDENSED CONSOLIDATED BALANCE SHEETS


Unaudited                                                          DECEMBER 31,             December 31,
(Dollars in thousands)                                                 1999                     1998
-----------------------------------------------------------------------------------------------------------
ASSETS
------
CURRENT ASSETS:
Cash and cash equivalents                                      $            5,061       $            8,891
Accounts receivable, net                                                   73,305                   73,661
Inventories                                                                73,977                   89,195
Other current assets                                                        9,242                    9,984
-----------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                      161,585                  181,731
Property, plant and equipment, net                                        269,485                  262,527
Other assets                                                               11,445                   15,513
-----------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                   $          442,515       $          459,771
===========================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
Notes payable and bank overdrafts                              $           19,312       $           41,767
Long-term debt due within one year                                          1,609                    2,398
Accounts payable                                                           39,064                   38,271
Other accrued liabilities                                                  30,285                   29,168
-----------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                                  90,270                  111,604
Long-term debt                                                            110,934                  106,862
Long-term pension liability                                                31,342                   33,044
Deferred income taxes                                                       5,448                    4,746
Other liabilities                                                          20,008                   19,027
Minority interest in net assets of consolidated companies                  33,761                   35,584
Stockholders' equity                                                      150,752                  148,904
-----------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $           442,515      $           459,771
===========================================================================================================
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                             Fiscal Year Ended
Unaudited                                                          DECEMBER 31,             December 31,
(Dollars in thousands)                                                 1999                     1998
-----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                    $            18,120      $            26,334
Depreciation and amortization                                              35,538                   30,635
Minority interest in income of consolidated companies                       6,526                    9,494
Net change in receivables, inventories, and payables                        7,729                     (678)
Other, net                                                                  9,873                   (2,250)
-----------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                  77,786                   63,535
-----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment                                (57,149)                 (98,582)
Purchase of minority interest                                                   -                     (693)
Proceeds from sales of property, plant and equipment                          370                      325
-----------------------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                     (56,779)                 (98,950)
===========================================================================================================
CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments on notes payable and bank overdrafts                       (18,395)                 (11,363)
Net borrowings on long-term debt                                            9,867                   13,916
Net proceeds from initial public offering                                       -                   48,100
Cash dividends                                                             (7,673)                  (7,691)
Distribution to minority interest partners                                 (6,739)                  (7,885)
-----------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                       (22,940)                  35,077
-----------------------------------------------------------------------------------------------------------
Effect of exchange rate changes                                            (1,897)                   1,866
-----------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                       (3,830)                   1,528
Cash and cash equivalents at beginning of year                              8,891                    7,363
-----------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                 $5,061                   $8,891
===========================================================================================================